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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 27, 1996, except as to the stock split, share authorizations and registration statement authorization described in Note 14 which is as of December 10, 1996, relating to the financial statements of CIENA Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Falls Church, VA

February 6, 1997